UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 27, 2006

Pain Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

416 Browning Way, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 624-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On September 27, 2006, Pain Therapeutics, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Preferred Stock Rights Agreement, dated April 28, 2005, by and between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”). The Rights Agreement governs certain rights to acquire shares of preferred stock of the Company held by the holders of the outstanding shares of the Company’s common stock (the “Common Shares”) and provides that a stockholder of the Company that becomes an “Acquiring Person” under the Rights Agreement will be subject to certain adverse consequences. The Rights Agreement includes in the definition of “Acquiring Person” a person who acquires beneficial ownership of 15% (or 20% with respect to Eastbourne Capital Management, L.L.C. and its affiliates (“Eastbourne”)) or more of the Common Shares then outstanding. The Amendment amends the Rights Agreement to increase the exclusion percentage with respect to Eastbourne contained in the definition of Acquiring Person, and elsewhere in the Rights Agreement, to prevent Eastbourne from becoming an Acquiring Person unless Eastbourne becomes the beneficial owner of 25% or more of the Common Shares of the Company then outstanding. The foregoing description is qualified in its entirety by the complete Amendment, which is filed as an exhibit hereto.

In connection with the amendment of the Rights Agreement, the Company also entered into an agreement with Eastbourne (the “Standstill Agreement”) on September 27, 2006, which provides for Eastbourne to, among other things: (i) vote shares of Common Stock of the Company held by Eastbourne as recommended by the Board of Directors of the Company in any proxy or consent solicitation, (ii) provide prior notice to, and seek the consent of, the Company for non-broker or market-maker sales of Common Stock of the Company, (iii) not participate in any acquisitions of 25% or more of the Company’s outstanding shares, any acquisitions of the assets or business of the Company, any tender offer, exchange offer, merger, recapitalization, liquidation, dissolution or other extraordinary transaction involving the Company and its affiliates (unless Eastbourne plays a purely passive role in such transaction), any proxy solicitations with respect to outstanding Company securities or any stockholder proposals with respect to the nomination or election of directors requiring disclosure in the Company’s proxy statement for its annual meeting of stockholders. The foregoing description is qualified in its entirety by the complete Standstill Agreement, which is filed as an exhibit hereto.

ITEM 3.03 Material Modification to Rights of Security Holders

Please see the disclosure set fourth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 3.03.

ITEM 9.01 Financial Statement and Exhibits

(d)	Exhibits

4.2	Amendment to Preferred Stock Rights Agreement, dated as of September 27, 2006, between the Company and Mellon Investor Services LLC.

10.1	Agreement, dated as of September 27, 2006, by and among the Company, Eastbourne Capital Management, L.L.C. and certain of its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAIN THERAPEUTICS, INC.

Date: September 27, 2006

	By:	/s/ Peter S. Roddy
	Name:	Peter S. Roddy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number
4.2	Amendment to Preferred Stock Rights Agreement, dated as of September 27, 2006, between the Company and Mellon Investor Services LLC.

10.1	Agreement, dated as of September 27, 2006, by and among the Company, Eastbourne Capital Management, L.L.C. and certain of its affiliates.